UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2015, Visualant, Inc. (the “Company”) entered into an Amendment 2 to Demand Promissory Note dated July 17, 2014 for $300,000 with Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest. In addition, on March 31, 2015, the Company entered into Amendment 3 to Demand Promissory Note dated March 31, 2014 for $300,000 with Mr. Erickson. The Amendment 2 and Amendment 3 to Demand Promissory Notes for $300,000 provide for interest of 3% per annum and are due June 30, 2015 and provide for a second lien on company assets if not repaid by June 30, 2015 or converted into convertible debentures or equity on terms acceptable to the Holder.

The Company has a $200,000 note payable to Umpqua Bank (the “Umpqua Note Payable”), which currently matures on December 31, 2015 and provides for interest at 3.25% per year. Related to this Umpqua Note Payable, the Company entered into a demand promissory note for $200,000 on January 10, 2014 with Ronald P. Erickson, This demand promissory note will be effective only in case of a default by us under the Umpqua Note Payable.

In addition, Mr. Erickson also has advanced to the Company approximately $459,000 and has unreimbursed expenses and compensation of approximately $229,000.

The foregoing description of the Amendment 2 to Demand Promissory Note, Amendment 3 to Demand Promissory Note and Amendment 4 to Demand Promissory Note is qualified in its entirety by reference to the Amendment 2 to Demand Promissory Note, Amendment 3 to Promissory Note and Amendment 4 to Demand Promissory Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 are incorporated by reference into this 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment 2 to Demand Promissory Note dated March 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

10.2	Amendment 3 to Demand Promissory Note dated March 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

10.3	Amendment 4 to Demand Promissory Note dated March 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

April 3, 2015